BY-LAWS
OF
INTEGER HOLDINGS CORPORATION
(A DELAWARE CORPORATION)
(Amended and Restated as of ~~August 3, 2016~~ May 21, 2025)
Article 1
STOCKHOLDERS
Section 1.1    ANNUAL MEETINGS. (a) The annual meeting of the holders of such classes or series of capital stock as are entitled to notice thereof and to vote thereat pursuant to the provisions of the restated certificate of incorporation (the “Certificate of Incorporation”) of Integer Holdings Corporation (the “Corporation”) for the election of directors and for the transaction of such other business as may properly be brought before the meeting shall be held on such date as may be designated by resolution of the Board of Directors or, in the event that no such date is so designated, on the fourth Thursday in May of each year, at such hour (within ordinary business hours) as shall be stated in the notice of the meeting. If the day so designated shall be a legal holiday, then such meeting shall be held on the next succeeding business day. Each annual meeting of stockholders shall be held at such place, within or without the State of Delaware, as shall be determined by the Board of Directors.
(b)    An annual meeting of stockholders may be adjourned by the presiding officer of the meeting for any reason (including, if the presiding officer determines that it would be in the best interests of the Corporation, to extend the period of time for the solicitation of proxies) from time to time and place to place until such presiding officer shall determine that the business to be conducted at the meeting is completed, which determination shall be conclusive.
(c)    The only business that shall be conducted at an annual meeting of stockholders shall be that which shall have been properly brought before the annual meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplements or addenda thereto) given by or at the direction of the Board of Directors, (ii) brought before the annual meeting by or at the direction of the Board of Directors, or (iii) brought before the annual meeting by a stockholder that (A) is a stockholder of record at the time of giving of notice provided for in this Section 1.1 of these By-laws and at the time of the annual meeting, (B) is entitled to vote at the annual meeting, (C) proposes the business be conducted at the annual meeting pursuant to timely notice in proper written form to the Secretary of the Corporation, and (D) otherwise complies with the procedures set forth in this Section 1.1 of these By-laws.
(d)    To be timely, a stockholder’s notice must be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not less than 90 calendar days nor more than 120 calendar days prior to the anniversary date of the previous year’s annual meeting of stockholders (or if there was no such prior annual meeting, not less than 90 calendar days nor more than 120 calendar days prior to the date that represents the fourth Thursday in May of the current year); PROVIDED, HOWEVER, that in the event that the date of the annual meeting is advanced by more than 20 calendar days, or delayed by more than 60 calendar days, from such anniversary date, then, to be considered timely, notice by the stockholder must be received not later than the close of business on the later of (x) the 90th calendar day prior to the annual meeting or (y) the seventh calendar day following the date on which notice of the date of the annual meeting was mailed to stockholders or public disclosure thereof was otherwise made. In no event shall any postponement or adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above.
(e)    To be in proper written form, a stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting: (i) a description in reasonable detail of the business desired to be brought before the annual meeting and the reasons for transacting such business at the annual meeting; (ii) the text of the proposal or business (including the text of any resolution for consideration and in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment); (iii) the name and address, as they appear on the Corporation’s most recent stockholder lists, of the stockholder proposing such proposal and any Stockholder Related Person (as defined below); (iv) a representation that the stockholder giving the notice is a holder of record of stock of the Corporation entitled to vote at such annual meeting and intends (A) to be a holder of record of stock of the Corporation at the time of the annual meeting and (B) to appear in person or by proxy at the annual meeting to propose the business specified in the notice; (v) the class and number of shares of any securities of the Corporation that are beneficially owned or held of record by the stockholder giving the notice or any Stockholder Related Person; (vi) a description of (A) any derivative positions in any securities of the Corporation directly or indirectly held or beneficially owned by the stockholder or any Stockholder Related Person and (B) any hedging or other transaction or series of transactions, agreement, arrangement or understanding with respect to any of the Corporation’s securities entered into or made by such stockholder or any Stockholder Related Person; (vii) a description of all contracts, arrangements, relationships or understandings between or among such stockholder, any Stockholder Related Person and any other person(s) (including their names) in connection with the proposal of such business, and any material interest of the stockholder or any Stockholder Related Person in such business; (viii) any other information relating to the stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the proposal pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (whether or not such stockholder intends to deliver a proxy statement or conduct its own proxy solicitation); and (ix) a statement as to whether either such stockholder, beneficial owner or Stockholder Related Person intends to deliver a proxy statement and form of proxy to the holders of at least the percentage of shares of the Corporation entitled to vote that is required to approve such proposal. Notwithstanding the foregoing, in order to include information relating to a stockholder proposal in the Corporation’s proxy statement and form of proxy for an annual meeting of stockholders, a stockholder must provide notice as required by, and otherwise comply with, all of the content, procedural and other requirements of Rule 14a-8 of Regulation 14A under the Exchange Act, irrespective of whether the Corporation is then subject to such Rule or the Exchange Act. In addition, if the stockholder’s ownership of shares of the Corporation, as set forth in the notice, is solely beneficial (and not of record) documentary evidence satisfactory to the Corporation of such ownership must accompany the notice in order for such notice to be considered validly and timely received. A “Stockholder Related Person” of any stockholder means (1) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (2) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder, and (3) any person controlling, controlled by or under common control with, such Stockholder Related Person.
(f)    A stockholder of record providing notice of business proposed to be brought before an annual meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to Section 1.1 of these By-laws shall be true and correct as of the record date for the annual meeting and as of the date that is 10 business days prior to the annual meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than five (5) business days prior to the date for the annual meeting, if practicable (or, if not practicable, on the first practicable date prior to) any adjournment or postponement thereof (in the case of the update and supplement required to be made as of 10 business days prior to the meeting or any adjournment or postponement thereof).
(g)    The presiding officer at an annual meeting shall, if the facts warrant, determine and declare to the meeting that any business which was not properly brought before the meeting is out of order and shall not be transacted at the meeting.
Section 1.2    SPECIAL MEETINGS. Special meetings of stockholders for the transaction of such business as may properly come before the meeting may be called by order of the Board of Directors, the Chairman of the Board, or the Chief Executive Officer of the Corporation, and shall be held at such place, date and time, within or without the State of Delaware, as may be specified by such order. Whenever the directors shall fail to fix the place of a special meeting, the meeting shall be held at the principal executive office of the Corporation. To be properly brought before a special meeting, business must be (i) specified in the notice of the meeting (or any supplements or addenda thereto) given in accordance with Article 1, Section 1.3 of these By-laws or (ii) otherwise properly brought before the meeting by the presiding officer or by or at the direction of a majority of the Board of Directors. The presiding officer at a special meeting shall, if the facts warrant, determine and declare to the meeting that any business that was not properly brought before the meeting is out of order and shall not be transacted at the meeting. A special meeting of stockholders may be adjourned by the presiding officer of the meeting for any reason (including, if the presiding officer determines that it would be in the best interests of the Corporation, to extend the period of time for the solicitation of proxies) from time to time and place to place until such presiding officer shall determine that the business to be conducted at the meeting is completed, which determination shall be conclusive.
Section 1.3    NOTICE OF MEETINGS. Written notice of all meetings of the stockholders, stating the place, date and hour of the meeting and the place within the city or other municipality or community at which the list of stockholders may be examined, shall be mailed or delivered to each stockholder not less than 10 nor more than 60 days prior to the meeting. Notice of any special meeting shall state with reasonable specificity the purpose or purposes for which the meeting is to be held and the business proposed to be transacted thereat. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than 30 days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, notice of the place, if any, date, and time of the adjourned meeting shall be given in conformity herewith.
Section 1.4    STOCKHOLDER LISTS. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least 10 calendar days prior to the meeting, (i) on a reasonably accessible electronic network, provided that the information received to gain access to such list is provided with the notice of the meeting or (ii) during ordinary business hours either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present in person thereat.
Section 1.5    QUORUM. Except as otherwise provided by law or the Corporation’s Certificate of Incorporation, a quorum for the transaction of business at any meeting of stockholders shall consist of the holders of record of a majority of the issued and outstanding shares of the capital stock of the Corporation entitled to vote at the meeting, present in person or by proxy. If there be no such quorum, the holders of a majority of such shares so present or represented may adjourn the meeting from time to time, without further notice, until a quorum shall have been obtained. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted that might have been transacted at the meeting as originally notified. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. When a quorum is once present it is not broken by the subsequent withdrawal from the meeting of any stockholder.
Section 1.6    ORGANIZATION.
(a)    Meetings of stockholders shall be presided over by the Chairman, if any, or if none or in the Chairman’s absence the Vice-Chairman, if any, or if none or in the Vice-Chairman’s absence the President, if any, or if none or in the President’s absence a Vice-President, or, if none of the foregoing is present, by a chairman to be chosen by the stockholders entitled to vote who are present in person or by proxy at the meeting. The Secretary of the Corporation, or in the Secretary’s absence an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, the presiding officer of the meeting shall appoint any person present to act as secretary of the meeting.
(b)    The order of business and all other matters of procedure at every meeting of the stockholders may be determined by the presiding officer of the meeting. The presiding officer shall have all the powers and authority vested in a presiding officer by law or practice without restriction, including, without limitation, the authority, in order to conduct an orderly meeting, to announce the date and time of the opening and closing of the polls, to impose reasonable limits on the amount of time at the meeting taken up in remarks by any one stockholder and to declare any business not properly brought before the meeting to be out of order. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the presiding officer of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the presiding person of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The presiding officer at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding officer should so determine, such presiding person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the presiding officer, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.
Section 1.7    VOTING; PROXIES; REQUIRED VOTE. (a) Each stockholder of record shall be entitled at every meeting of stockholders to one vote for each share having voting power standing in his or her name on the record of stockholders of the Corporation on the record date fixed pursuant to Section 6.3(a) of Article 6 of these By-laws. No stockholder shall be entitled to exercise any right of cumulative voting.
(b)    Each stockholder entitled to vote at a meeting of stockholders may vote in person, or may authorize another person or persons to act for him or her by proxy. Any proxy may be signed by such stockholder or his or her duly authorized attorney-in-fact, including by facsimile signature, and shall be delivered to the secretary of the meeting, or may be authorized by electronic transmission provided that it can be reasonably determined from such electronic transmission that such proxy was authorized by the stockholder. The signature of a stockholder on any proxy, including without limitation an electronic transmission, may be printed, stamped or written, or provided by other reliable reproduction, provided such signature is executed or adopted by the stockholder with intention to authenticate the proxy. No proxy shall be valid after the expiration of 11 months from the date of its execution unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the stockholder executing it, except as otherwise provided by law or pursuant to these By-laws in respect of each matter properly presented to the meeting.
(c)    At all elections of directors, the voting may, but need not be by, ballot and a plurality of the votes cast there shall elect directors. Except as otherwise required by law, the Certificate of Incorporation or the rules and regulations of any stock exchange on which the capital stock of the Corporation is quoted or traded, in which case such express provision shall govern and control the decision of the matter, any other action shall be authorized by a majority of the votes cast. In the case of a matter submitted for a vote of the stockholders as to which a stockholder approval requirement is applicable under the stockholder approval policy of the stock exchange or quotation system on which the capital stock of the Corporation is quoted or traded, the requirements of Rule 16b-3 under the Exchange Act or any provision of the Internal Revenue Code, in each case for which no higher voting requirement is specified by law, the Certificate of Incorporation or these By-laws, the vote required for approval shall be the requisite vote specified in such stockholder approval policy, Rule 16b-3 or Internal Revenue Code provision, as the case may be (or the highest such requirement if more than one is applicable). Broker non-votes and abstentions will be considered for purposes of establishing a quorum with respect to a particular proposal but will not be considered as votes cast for, against or withheld with respect to any proposal or director nominee.
Section 1.8    INSPECTORS. The Board of Directors shall, in advance of any meeting, appoint one or more inspectors of election to act at the meeting or any adjournment thereof and make a written report thereof. If an inspector or inspectors are not so appointed, the person presiding at the meeting shall appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall (i) ascertain the number of shares outstanding and the voting power of each, (ii) determine the shares represented at a meeting, the existence of a quorum and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors and (v) certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors.
Section 1.9    ACTION BY WRITTEN CONSENT. Any action which is required to be or may be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice to stockholders and without a vote if consents in writing, setting forth the action so taken, shall have been signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or to take such action at a meeting at which all shares entitled to vote thereto were present and voted.
(a)    In order that the Corporation’s stockholders shall have an opportunity to receive and consider the information germane to an informed judgment as to whether to give a written consent and in accordance with the procedures contained in the New York Stock Exchange policies and rules, any corporate action to be taken by written consent shall not be effective until, and the stockholders of the Corporation shall be able to give or revoke written consents for, at least twenty (20) days from the date of the commencement of a solicitation (as such term is defined in Rule 14a-1(k) promulgated under the Exchange Act) of consents, other than corporate action by written consent taken pursuant to solicitations of not more than ten (10) persons. For purposes of this Section 1.9, a consent solicitation shall be deemed to have commenced when a proxy statement or information statement containing the information required by law is first furnished to the Corporation’s stockholders.
(b)    Consents to corporate action shall be valid for a maximum of sixty (60) days after the date of the earliest dated consent delivered to the Corporation in the manner provided in Section 228(c) of the General Corporation Law of the State of Delaware (the “DGCL”). Consents may be revoked by written notice (i) to the Corporation, (ii) to the stockholder or stockholders soliciting consents or soliciting revocations in opposition to action by consent proposed by the Corporation (the “Soliciting Stockholders”), or (iii) to a proxy solicitor other agent designated by the Corporation or the Soliciting Stockholders.
(c)    Notwithstanding the foregoing, if independent counsel to the Corporation delivers to the Corporation a written opinion stating, or a court of competent jurisdiction determines, that this Section 1.9, or any portion thereof, is illegal with respect to any corporate action to be taken by written consent for which a consent has theretofore been delivered to the Corporation, in the manner provided in Section 228(c) of the DGCL, whether prior or subsequent to the date of the adoption of this Section 1.9, then this Section 1.9, or such portion thereof, as the case may be, shall after the date of such delivery of such opinion or such determination be null and void and of no effect with respect to any other corporate action to be taken by written consent.
(d)    Within three (3) business days after receipt of the earliest dated consent delivered to the Corporation in the manner provided in Section 228(c) of the DGCL or the determination by the Board of Directors of the Corporation that the Corporation should seek corporate action by written consent, as the case may be, the Secretary shall engage independent inspectors of elections for the purpose of performing a ministerial review of the validity of the consents and revocations. The cost of retaining inspectors of election shall be borne by the Corporation.
(e)    Consents and revocations shall be delivered to the inspectors upon receipt by the Corporation, the Soliciting Stockholders or their proxy solicitors or other designated agents. As soon as consents and revocations are received, the inspectors shall review the consents and revocations and shall maintain a count of the number of valid and unrevoked consents. The inspectors shall keep such count confidential and shall not reveal the count to the Corporation, the Soliciting Stockholder or their representatives or any other entity. As soon as practicable after the earlier of (i) sixty (60) days after the date of the earliest dated consent delivered to the Corporation in the manner provided in Section 228(c) of the DGCL or (ii) a written request therefor by the Corporation or the Soliciting Stockholders (whichever is soliciting consents) (which request may be made no earlier than twenty (20) days after the commencement of the applicable solicitation of consents, except in the case of corporate action by written consent taken pursuant to solicitations of not more than ten (10) persons), notice of which request shall be given to the party opposing the solicitation of consents, if any, which request shall state that the Corporation or Soliciting Stockholders, as the case may be, have a good faith belief that the requisite number of valid and unrevoked consents to authorize or take the action specified in the consents has been received in accordance with these By-laws, the inspectors shall issue a preliminary report to the Corporation and the Soliciting Stockholders stating: (i) the number of valid consents; (ii) the number of valid revocations; (iii) the number of valid and unrevoked consents; (iv) the number of invalid consents; (v) the number of invalid revocations; (vi) whether, based on their preliminary count, the requisite number of valid and unrevoked consents has been obtained to authorize or take the action specified in the consents.
(f)    Unless the Corporation and the Soliciting Stockholders shall agree to a shorter or longer period, the Corporation and the Soliciting Stockholders shall have 48 hours to review the consents and revocations and to advise the inspectors and the opposing party in writing as to whether they intend to challenge the preliminary report of the inspectors. If no written notice of an intention to challenge the preliminary report is received within 48 hours after the inspectors’ issuance of the preliminary report, the inspectors shall issue to the Corporation and the Soliciting Stockholders their final report containing the information from the inspectors’ determination with respect to whether the requisite number of valid and unrevoked consents was obtained to authorize and take the action specified in the consents. If the Corporation or the Soliciting Stockholders issue written notice of an intention to challenge the inspectors’ preliminary report within 48 hours after the issuance of that report, a challenge session shall be scheduled by the inspectors as promptly as practicable. A transcript of the challenge session shall be recorded by a certified court reporter. Following completion of the challenge session, the inspectors shall as promptly as practicable issue their final report to the Soliciting Stockholders and the Corporation, which report shall contain the information included in the preliminary report, plus all changes in the vote totals as a result of the challenge and a certification of whether the requisite number of valid and unrevoked consents was obtained to authorize or take the action specified in the consents. A copy of the final report of the inspectors shall be included in the book in which the proceedings of meetings of stockholders are recorded.
(g)    The Corporation shall give prompt notice to the stockholders of the results of any consent solicitation or the taking of any corporate action without a meeting and by less than unanimous written consent.

Article 2
BOARD OF DIRECTORS
Section 2.1    GENERAL POWERS. The business, property and affairs of the Corporation shall be managed by, or under the direction of, the Board of Directors.
Section 2.2    QUALIFICATION; NUMBER; TERM; REMUNERATION; CHAIRMAN. (a) Each director shall be at least 18 years of age. A director need not be a stockholder, a citizen of the United States, or a resident of the State of Delaware. The number of directors constituting the entire Board shall be no fewer than one (1) and no more than twelve (12), or such other number as may be fixed from time to time by action of the Board of Directors. The use of the phrase “entire Board” herein refers to the total number of directors which the Corporation would have if there were no vacancies.
(b)    Directors who are elected at an annual meeting of stockholders, and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next annual meeting of stockholders and until their successors are elected and qualified or until their earlier death, resignation or removal.
(c)    Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.
(d)    The Board of Directors shall annually, at the first meeting of the Board after the annual meeting of stockholders, select from among its members a Chairman of the Board who shall have such authority and perform such duties as the Board of Directors may from time to time prescribe. The Chairman of the Board shall, unless otherwise determined by the Board of Directors, hold office until the first meeting of the Board following the next annual meeting of stockholders and until his or her successor has been elected or appointed and qualified. The Chairman of the Board of Directors shall preside at all meetings of the stockholders and at all meetings of the Board of Directors and shall see that all orders and resolutions of the Board of Directors are carried into effect. The Chairman of the Board of Directors, as such, shall not be an officer of the Corporation.
Section 2.3    NOMINATION OF DIRECTORS. (a) Nominations for the election of directors may be made by the Board of Directors or a committee appointed by the Board of Directors or, to the extent permitted by this Section 2.3 of these By-laws, by a stockholder that (i) is a stockholder of record at the time of giving of notice provided for in this Section 2.3 of these By-laws and at the time of the meeting at which directors will be elected, (ii) is entitled to vote at such meeting, (iii) makes the nomination pursuant to timely notice in proper written form to the Secretary, and (iv) otherwise complies with the procedures set forth in this Section 2.3 of these By-laws.
(b)    To be timely, a stockholder’s notice of intent to make a nomination or nominations must be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than (i) with respect to an election to be held at an annual meeting of stockholders, not less than 90 calendar days nor more than 120 calendar days prior to the anniversary date of the date of the previous year’s annual meeting (or if there was no such prior annual meeting, not less than 90 calendar days nor more than 120 calendar days prior to the date which represents the fourth Thursday in May of the current year), PROVIDED, HOWEVER, that in the event that the date of the annual meeting is advanced by more than 20 calendar days, or delayed by more than 60 calendar days, from such anniversary date, then, to be considered timely, notice by the stockholder must be received not later than the close of business on the later of (x) the 90th calendar day prior to the annual meeting or (y) the seventh calendar day following the date on which notice of the date of the annual meeting was mailed to stockholders or public disclosure thereof was otherwise made, and (ii) with respect to an election to be held at a special meeting of stockholders for the election of directors, the close of business on the fifth calendar day following the date on which notice of such meeting is first delivered to stockholders. In no event shall any postponement or adjournment of a meeting commence a new time period for the giving of a stockholder’s notice as described above.
(c)    To be in proper written form, a stockholder’s notice to the Secretary shall set forth: (i) the name and address, as they appear on the Corporation’s most recent stockholder lists, of the stockholder who intends to make the nomination, any Stockholder Related Person and of the person or persons to be nominated, and of the beneficial owner(s), if any, on whose behalf the nomination is made; (ii) a representation that the stockholder giving the notice is a holder of record of capital stock of the Corporation entitled to vote at such meeting and intends (A) (1) to be a holder of record of stock of the Corporation at the time of the meeting and (2) to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) the class and number of shares of any securities of the Corporation that are beneficially owned or held of record by the stockholder giving the notice, any Stockholder Related Person, any person to be nominated and any beneficial owner(s), if any, on whose behalf the nomination is made; (iv) a description of (A) any derivative positions in any securities of the Corporation directly or indirectly held or beneficially owned by the stockholder, any Stockholder Related Person or any person to be nominated and (B) any hedging or other transaction or series of transactions, agreement, arrangement or understanding with respect to any of the Corporation’s securities entered into or made by such stockholder, any Stockholder Related Person or any person to be nominated; (v) a description of all contracts, arrangements, relationships or understandings between or among the stockholder giving the notice, any Stockholder Related Person, any person to be nominated, any beneficial owner(s), if any, on whose behalf the nomination is made, or any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (vi) whether either such stockholder or Stockholder Related Person intends to deliver a proxy statement and form of proxy to the holders of at least the percentage of shares of the Corporation entitled to vote that is required to elect such person(s) to be nominated; (vii) such other information regarding each person to be nominated as would be required to be included in a proxy or information statement filed pursuant to the Exchange Act and the rules and regulations promulgated thereunder (or any subsequent provisions replacing such Exchange Act, rules or regulations); (viii) any other information relating to the stockholder giving the notice that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the proposal pursuant to Section 14 of the Exchange Act (whether or not such stockholder intends to deliver a proxy statement or conduct its own proxy solicitation); (ix) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among the stockholder giving the notice, any Stockholder Related Person, any beneficial owner(s), if any, on whose behalf the nomination is made, or any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K if the stockholder giving the notice, any Stockholder Related Person, any beneficial owner(s), if any, on whose behalf the nomination is made, or any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; (x) the consent of each person to be nominated to be named as a nominee and to serve as a director of the Corporation if elected; and (xi) a nominee questionnaire, representation and agreement in the form provided by the Secretary upon request. The Corporation may also require any proposed nominee to furnish such other information as it may reasonably require (i) to determine the eligibility of such proposed nominee to serve as a director of the Corporation, including with respect to qualifications established by any committee of the Board of Directors; (ii) to determine whether such nominee qualifies as an “independent director” or “audit committee financial expert” under applicable law, securities exchange rule or regulation, or any publicly-disclosed corporate governance guideline or committee charter of the Corporation; and (iii) that could be material to a reasonable stockholder’s understanding of the independence and qualifications, or lack thereof, of such nominee.
(d)    A stockholder of record providing notice of a nomination of director shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.3 of these By-laws shall be true and correct as of the record date for the annual meeting and as of the date that is 10 business days prior to the annual meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than five (5) business days prior to the date for the annual meeting, if practicable (or, if not practicable, on the first practicable date prior to) any adjournment or postponement thereof (in the case of the update and supplement required to be made as of 10 business days prior to the meeting or any adjournment or postponement thereof).
(e)    The presiding officer of a meeting of stockholders shall, if the facts warrant, refuse to acknowledge the nomination of any person not made in compliance with the provisions of this Section 2.3 of these By-laws.
Section 2.4    QUORUM AND MANNER OF VOTING. Except as otherwise provided by law, a majority of the entire Board shall constitute a quorum. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting from time to time to another time and place without notice. The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.
Section 2.5    PLACES OF MEETINGS. Meetings of the Board of Directors may be held at any place within or without the State of Delaware, as may from time to time be fixed by resolution of the Board of Directors, or as may be specified in the notice of meeting.
Section 2.6    ANNUAL MEETING. Following the annual meeting of stockholders, the newly elected Board of Directors shall meet for the purpose of the election of officers and the transaction of such other business as may properly come before the meeting. Such meeting may be held without notice immediately after the annual meeting of stockholders at the same place at which such stockholders’ meeting is held.

Section 2.7    REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held at such times and places as the Board of Directors shall from time to time by resolution determine. Notice need not be given of regular meetings of the Board of Directors held at times and places fixed by resolution of the Board of Directors.
Section 2.8    SPECIAL MEETINGS. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, President or by a majority of the directors then in office.
Section 2.9    NOTICE OF MEETINGS. A notice of the place, date and time and the purpose or purposes of each meeting of the Board of Directors shall be given to each director by mailing the same at least two days before the special meeting, or by telegraphing, telephoning or sending by other means of electronic transmission the same or by delivering the same personally not later than the day before the day of the meeting.
Section 2.10    ORGANIZATION. At all meetings of the Board of Directors, the Chairman, if any, or if none or in the Chairman’s absence or inability to act the President, if such President is a member of the Board of Directors, or in the President’s absence or inability to act, any Vice-President who is a member of the Board of Directors, or in such Vice-President’s absence or inability to act a chairman chosen by the directors, shall preside. The Secretary of the Corporation shall act as secretary at all meetings of the Board of Directors when present, and, in the Secretary’s absence, the presiding officer may appoint any person to act as secretary.
Section 2.11    RESIGNATION AND REMOVAL. Any director may resign at any time by giving notice in writing or by electronic transmission to the Corporation and such resignation shall take effect upon receipt thereof by the President or Secretary, unless otherwise specified in the resignation. Subject to the rights of the holders of any series of Preferred Stock or any other class of capital stock of the Corporation (other than the Common Stock) then outstanding, any director may be removed, with or without cause, by the holders of a majority of the shares of stock outstanding and entitled to vote for the election of directors.
Section 2.12    VACANCIES. Unless otherwise provided in these By-laws, vacancies on the Board of Directors, whether caused by resignation, death, disqualification, removal, an increase in the authorized number of directors or otherwise, may be filled only by the affirmative vote of a majority of the remaining directors, although less than a quorum, or by a sole remaining director, and any directors so chosen shall hold office until their successors are elected and qualified.
Section 2.13    PARTICIPATION IN MEETINGS BY CONFERENCE PHONE. Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such Board of Directors or committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can speak and hear each other and such participation shall constitute presence in person at such meeting.
Section 2.14    ACTION BY WRITTEN CONSENT. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all the directors consent thereto in writing or by electronic transmission (as that term is defined in Section 232 of the DGCL), and the writing or writings or electronic transmissions are filed with the minutes of proceedings of the Board of Directors.

Article 3
INDEMNIFICATION
Section 3.1    INDEMNIFICATION. The Corporation shall indemnify, to the fullest extent permitted by Section 145 of the DGCL, as amended from time to time, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, have reasonable cause to believe that his or her conduct was unlawful.
Section 3.2    ACTIONS BY OR IN THE RIGHT OF THE CORPORATION. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture or trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
Section 3.3    INDEMNIFICATION AGAINST EXPENSES. To the extent that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 3.1 and 3.2 hereof, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.
Section 3.4    BOARD DETERMINATIONS. Any indemnification under Sections 3.1 and 3.2 hereof (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in Sections 3.1 and 3.2 hereof. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (i) by a majority vote of the directors who were not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (iii) if there are no such disinterested directors or if such directors so direct, by independent legal counsel in a written opinion, or (iv) by the stockholders.
Section 3.5    ADVANCEMENT OF EXPENSES. Expenses including attorneys’ fees incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized by law or in this section. Such expenses incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.
Section 3.6    NONEXCLUSIVE. The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall not be deemed exclusive of any other rights to which any director, officer, employee or agent of the Corporation seeking indemnification or advancement of expenses may be entitled under any other bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, and shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such a person.
Section 3.7    INSURANCE. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of applicable statutes, the certificate of incorporation or this section.
Section 3.8    CERTAIN DEFINITIONS. For purposes of this Article 3, (i) references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger that, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued; (ii) references to “other enterprises” shall include employee benefit plans; (iii) references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and (iv) references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation that imposes duties on, or involves services by, such director, officer, employee or agent with respect to any employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this section.
Section 3.9    CHANGE IN GOVERNING LAW. In the event of any amendment or addition to Section 145 of the DGCL or the addition of any other section to such law that limits indemnification rights thereunder, the Corporation shall, to the extent permitted by the DGCL, indemnify to the fullest extent authorized or permitted hereunder, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of the Corporation), by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding, indemnify, to the fullest extent permitted by Section 145 of the DGCL as amended from time to time, all persons whom it may indemnify pursuant thereto and in the manner prescribed thereby.
Article 4
COMMITTEES
Section 4.1    APPOINTMENT. From time to time, the Board of Directors by a resolution adopted by a majority of the entire Board may appoint any committee or committees for any purpose or purposes, to the extent lawful, which shall have powers as shall be determined and specified by the Board of Directors in the resolution of appointment. The Board of Directors shall have the power at any time to increase or decrease the number of members of any committee, to fill vacancies thereon, to change any member thereof and to change the functions or terminate the existence thereof. The Board of Directors may appoint a chair from among the members of the committee. If the Board of Directors does not appoint a chair of the committee, the committee members may designate a chair from among the members of the committee. The Board of Directors may designate one or more directors as alternate members of each committee who may replace any absent or disqualified member at any meeting of the committee. Any member of any such committee elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby. No member of any committee shall continue to be a member thereof after ceasing to be a director of the Corporation.
Section 4.2    PROCEDURES, QUORUM AND MANNER OF ACTING. Each committee shall fix its own rules of procedure, and shall meet where and as provided by such rules or by resolution of the Board of Directors. Except as otherwise provided by law, the presence of a majority of the then appointed members of a committee shall constitute a quorum for the transaction of business by that committee, and in every case where a quorum is present the affirmative vote of a majority of the members of the committee present shall be the act of the committee. Each committee shall keep minutes of its proceedings, and actions taken by a committee shall be reported to the Board of Directors.
Section 4.3    ACTION BY WRITTEN CONSENT. Any action required or permitted to be taken at any meeting of any committee of the Board of Directors may be taken without a meeting if all the members of the committee consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the committee.

Section 4.4    TERM; TERMINATION. In the event any person shall cease to be a director of the Corporation, such person shall simultaneously therewith cease to be a member of any committee appointed by the Board of Directors.
Article 5
OFFICERS
Section 5.1    ELECTION AND QUALIFICATIONS. The Board of Directors shall elect the officers of the Corporation, which shall include a Chief Executive Officer, a President and a Secretary, and may include, by election or appointment, a Chief Financial Officer, one or more Vice-Presidents (any one or more of whom may be given an additional designation of rank or function), a Controller, a Treasurer and such Assistant Secretaries, Assistant Controllers and Assistant Treasurers and such other officers as the Board may from time to time deem proper. Each officer shall have such powers and duties as may be prescribed by these By-laws and as may be assigned by the Board of Directors or the President. Any two or more offices may be held by the same person except the offices of President and Secretary.
Section 5.2    TERM OF OFFICE AND REMUNERATION. The term of office of all officers shall be one year and until their respective successors have been elected and qualified, but any officer may be removed from office, either with or without cause, at any time by the Board of Directors. Any vacancy in any office arising from any cause may be filled for the unexpired portion of the term by the Board of Directors. The remuneration of all officers of the Corporation may be fixed by the Board of Directors or in such manner as the Board of Directors shall provide.
Section 5.3    RESIGNATION; REMOVAL. Any officer may resign at any time upon written notice to the Corporation and such resignation shall take effect upon receipt thereof by the President or Secretary, unless otherwise specified in the resignation. Any officer shall be subject to removal, with or without cause, at any time by vote of a majority of the entire Board.
Section 5.4    PRESIDENT AND CHIEF EXECUTIVE OFFICER. The President shall be the chief executive officer of the Corporation, and shall have such duties as customarily pertain to that office. The President shall have general management and supervision of the property, business and affairs of the Corporation and over its other officers; may appoint and remove assistant officers and other agents and employees, other than officers referred to in Section 5.1; and may execute and deliver in the name of the Corporation powers of attorney, contracts, bonds and other obligations and instruments.
Section 5.5    CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall in general have all duties incident to such position, including, without limitation, the organization and review of all accounting, tax and related financial matters involving the Corporation, the implementation of appropriate Corporation financial controls and procedures, and the supervision and assignment of the duties of all other financial officers and personnel employed by the Corporation, and shall have such other duties as may be assigned by the Board of Directors or the President.
Section 5.6    VICE-PRESIDENT. A Vice-President may execute and deliver in the name of the Corporation contracts and other obligations and instruments pertaining to the regular course of the duties of said office, and shall have such other authority as from time to time may be assigned by the Board of Directors or the President.

Section 5.7    TREASURER. The Treasurer shall in general have all duties incident to the position of Treasurer and such other duties as may be assigned by the Board of Directors or the President.
Section 5.8    SECRETARY. The Secretary shall in general have all the duties incident to the office of Secretary and such other duties as may be assigned by the Board of Directors or the President.
Section 5.9    CONTROLLER. The Controller shall in general have all the duties incident to the office of Controller and such other duties as may be assigned by the Board of Directors or the Chief Financial Officer.
Section 5.10    ASSISTANT OFFICERS. Any assistant officer shall have such powers and duties of the officer such assistant officer assists as such officer or the Board of Directors shall from time to time prescribe.
Article 6
BOOKS AND RECORDS
Section 6.1    LOCATION. The books and records of the Corporation may be kept at such place or places within or outside the State of Delaware as the Board of Directors or the respective officers in charge thereof may from time to time determine. The record books containing the names and addresses of all stockholders, the number and class of shares of stock held by each and the dates when they respectively became the owners of record thereof shall be kept by the Secretary or by the transfer agent or registrar as shall be designated by the Board of Directors.
Section 6.2    ADDRESSES OF STOCKHOLDERS. Notices of meetings and all other corporate notices may be delivered personally or mailed to each stockholder at the stockholder’s address as it appears on the records of the Corporation or may be given by means of electronic transmission in the manner provided in Section 232 of the DGCL.
Section 6.3    FIXING DATE FOR DETERMINATION OF STOCKHOLDERS OF RECORD. (a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
(b)    In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in this State, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by this chapter, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.
(c)    In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.
Article 7
CERTIFICATES REPRESENTING STOCK
Section 7.1    CERTIFICATES; SIGNATURES. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares, which uncertificated shares may be evidenced by a book-entry system maintained by the Corporation’s transfer agent or registrar, or a combination of both. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate, signed by or in the name of the Corporation by the Chairman of the Board of Directors, or the President or Vice-President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, representing the number of shares registered in certificate form. No certificate shall be valid until countersigned by a transfer agent if the Corporation has a transfer agent, or until registered by a registrar if the Corporation has a registrar. Any and all signatures on any such certificate may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue. The name of the holder of record of the shares represented thereby, with the number of such shares and the date of issue, shall be entered on the books of the Corporation.
Section 7.2    TRANSFERS OF SHARES. Upon compliance with any provisions restricting the transfer or registration of transfer of shares of stock, including, without limitation, restrictions set forth in the Certificate of Incorporation, shares of capital stock shall be transferable on the books of the Corporation only by the holder of record thereof in person, or by duly authorized attorney or legal representative, upon (i) surrender and cancellation of certificates for a like number of shares (or upon compliance with the provisions of Section 7.5, if applicable), properly endorsed, and the payment of all taxes due thereon or (ii) with respect to uncertificated shares, by delivery of duly executed instructions or in any other manner permitted by applicable law. Upon such surrender to the Corporation or a transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer (or upon compliance with the provisions of Section 7.5, if applicable) and of compliance with any transfer restrictions applicable thereto contained in an agreement to which the Corporation is a party or of which the Corporation has knowledge by reason of legend with respect thereto placed on any such surrendered stock certificate, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificated or uncertificated shares of the Corporation, and may appoint one or more transfer agents and registrars of the shares of the Corporation.
Section 7.3    OWNERSHIP OF SHARES. The Corporation shall be entitled to treat the holder of record of any shares or shares of capital stock of the Corporation as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.
Section 7.4    FRACTIONAL SHARES. The Corporation may, but shall not be required to, issue certificates for fractions of a share where necessary to effect authorized transactions, or the Corporation may pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or it may issue scrip in registered or bearer form over the manual or facsimile signature of an officer of the Corporation or of its agent, exchangeable as therein provided for full shares, but such scrip shall not entitle the holder to any rights of a stockholder except as therein provided.
Section 7.5    LOST, STOLEN OR DESTROYED CERTIFICATES. The Board of Directors may direct a new certificate of stock or uncertificated shares to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen, destroyed or mutilated, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, destroyed or mutilated. When authorizing (a) such issue of new certificate or certificates, or (b) if the Board of Directors has provided by resolution that the applicable stock shall be uncertificated, such issue of uncertificated shares, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require any or all of the following: (i) the owner of such lost, stolen, destroyed or mutilated certificate, or the legal representative of the owner, to give the Corporation a bond or agreement of indemnity in such form and amount and with such surety (or without surety) sufficient in the discretion of the Board of Directors to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft, destruction, or mutilation of such certificate or the issuance of such new certificate or certificates or uncertificated shares, (ii) additional evidence of the loss, theft, destruction or mutilation claimed, (iii) advertisement of the loss in such a manner as the Board of Directors may direct or approve, and (iv) the order or approval of a court.
Article 8
DIVIDENDS
Subject always to the provisions of law and the Certificate of Incorporation, the Board of Directors shall have full power to determine whether any, and, if any, what part of any, funds legally available for the payment of dividends shall be declared as dividends and paid to stockholders; the division of the whole or any part of such funds of the Corporation shall rest wholly within the lawful discretion of the Board of Directors, and it shall not be required at any time, against such discretion, to divide or pay any part of such funds among or to the stockholders as dividends or otherwise; and before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, thinks proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall think conducive to the interest of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.
~~Article 9~~
~~RATIFICATION~~
~~Any transaction, questioned in any lawsuit on the ground of lack of authority, defective or irregular execution, adverse interest of director, officer or stockholder, non-disclosure, miscomputation, or the application of improper principles or practices of accounting, may be ratified before or after judgment, by the Board of Directors or by the stockholders, and if so ratified shall have the same force and effect as if the questioned transaction had been originally duly authorized. Such ratification shall be binding upon the Corporation and its stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned transaction.~~
Article 9
CORPORATE SEAL
The corporate seal shall have inscribed thereon the name of the Corporation and the year of its incorporation, and shall be in such form and contain such other words and/or figures as the Board of Directors shall determine. The corporate seal may be used by printing, engraving, lithographing, stamping or otherwise making, placing or affixing, or causing to be printed, engraved, lithographed, stamped or otherwise made, placed or affixed, upon any paper or document, by any process whatsoever, an impression, facsimile or other reproduction of said corporate seal.
Article 10
FISCAL YEAR
The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board of Directors. Unless otherwise fixed by the Board of Directors, the fiscal year of the Corporation shall be based on a fifty-two or fifty-three week year ending on the Friday nearest December 31st.
Article 11
NOTICE
Section 11.1    If mailed, notice to stockholders shall be deemed given when deposited in the mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders may be given by electronic transmission in the manner provided in Section 232 of the DGCL.
Section 11.2    Whenever notice is required to be given by these By-laws or by the Certificate of Incorporation or by law, a written waiver thereof, signed by the person or persons entitled to said notice, or waiver by electronic transmission from the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Neither the business nor the purpose of any meeting need be specified in such a waiver. Attendance at any meeting shall constitute waiver of notice except attendance for the express purpose of objecting, at the beginning of the meeting, to the transaction of business because the meeting is not lawfully called or convened.

Article 12
BANK ACCOUNTS, DRAFTS, CONTRACTS, ETC.
Section 12.1    BANK ACCOUNTS AND DRAFTS. In addition to such bank accounts as may be authorized by the Board of Directors, the primary financial officer or any person designated by said primary financial officer, whether or not an employee of the Corporation, may authorize such bank accounts to be opened or maintained in the name and on behalf of the Corporation as he may deem necessary or appropriate, payments from such bank accounts to be made upon and according to the check of the Corporation in accordance with the written instructions of said primary financial officer, or other person so designated by the Treasurer.
Section 12.2    CONTRACTS. The Board of Directors may authorize any person or persons, in the name and on behalf of the Corporation, to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.
Section 12.3    PROXIES; POWERS OF ATTORNEY; OTHER INSTRUMENTS. The Chairman, the President or any other person designated by either of them shall have the power and authority to execute and deliver proxies, powers of attorney and other instruments on behalf of the Corporation in connection with the rights and powers incident to the ownership of stock by the Corporation. The Chairman, the President or any other person authorized by proxy or power of attorney executed and delivered by either of them on behalf of the Corporation may attend and vote at any meeting of stockholders of any company in which the Corporation may hold stock, and may exercise on behalf of the Corporation any and all of the rights and powers incident to the ownership of such stock at any such meeting, or otherwise as specified in the proxy or power of attorney so authorizing any such person. The Board of Directors, from time to time, may confer like powers upon any other person.
Section 12.4    FINANCIAL REPORTS. The Board of Directors may appoint the primary financial officer or other fiscal officer or any other officer to cause to be prepared and furnished to stockholders entitled thereto any special financial notice and/or financial statement, as the case may be, which may be required by any provision of law.
Article 13
AMENDMENTS
The Board of Directors shall have power to alter, adopt, amend or repeal By-laws. By-laws adopted by the Board of Directors may be repealed or changed, and new By-laws made, by the affirmative vote of the holders of a majority of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote at any regular meeting of stockholders, or at any special meeting of stockholders, provided notice of such alteration, adoption, amendment or repeal shall have been stated in the notice of such meeting, and the stockholders may prescribe that any By-law made by them shall not be altered, amended or repealed by the Board of Directors.

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